EXHIBIT 10.2
MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
(a Wisconsin corporation)
2006 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT
Optionee:
Date of Grant:
Number of Option Shares:
Exercise Price Per Share:
Expiration Date:
Type of Option: [Incentive Stock Option or Nonstatutory Stock Option]
     Merchants and Manufacturers Bancorporation, Inc. (the “Corporation”) and the above-named Optionee hereby agree as follows:
     1. Grant of Option. The Corporation grants to Optionee the right and option (the “Option”) to purchase all or any part of up the number of shares (the “Option Shares”) of the Corporation’s common stock, par value $1.00 per share (the “Common Stock “), set forth above, on the terms and conditions set forth in this Agreement and in the Plan. The purchase price of each Option Share hereunder shall be the Exercise Price Per Share set forth above.
     2. Plan. The Option is granted under and pursuant to the Merchants and Manufacturers Bancorporation, Inc. 2006 Stock Incentive Plan (the “Plan”) and is subject to each and all of the provisions thereof. A copy of the Plan has previously been furnished or made available to the Optionee. All capitalized terms not otherwise defined therein shall have the meanings assigned to such terms in the Plan.
     3. Exercise of Option. Unless the Option is terminated as provided hereunder or under the Plan, the Optionee may exercise this Option for up to, but not in excess of, the percent of Option Shares subject to the Option during the periods specified below:

Percentage of Option Shares	On or After

     The Optionee’s right to exercise the Option expires at 5:00 pm Central Time on the Expiration Date set forth above.

     4. Notice of Exercise of Option. The Optionee or the Optionee’s representative may exercise this Option by giving written notice to the Corporation at 5445 South Westridge Drive, New Berlin, Wisconsin 53151, Attention: Corporate Secretary, specifying the election to exercise the Option and the number of Option Shares in respect of which it is being exercised. The Optionee or the Optionee’s representative shall deliver to the Corporate Secretary, at the time of giving such notice, payment in a form that conforms to the requirements of Section 5 hereof for the full amount of the Exercise Price of the Option Shares as to which this Option is exercised.
     The notice shall be signed by the person or persons exercising this Option, and in the event this Option is being exercised by the representative of the Optionee, it shall be accompanied by proof satisfactory to the Corporation of the right of the representative to exercise the Option. No Option Share shall be issued until payment therefor has been made. The Corporation shall thereafter cause to be issued a certificate or certificates for the shares of Common Stock as to which this Option shall have been so exercised, registered in the name of the person or persons so exercising the Option, and cause such certificate or certificates to be delivered to or upon the order of such person or persons.
     5. Payment for Option Shares. At the time of giving notice of exercise pursuant to Section 4 hereof, the Optionee or the Optionee’s representative shall deliver to the Corporate Secretary payment for the amount of the Exercise Price of the Option Shares as to which the Option is being exercised in United States dollars, by cash or check.
     6. Withholding Tax. In the event the Corporation determines that it is required to withhold state, Federal or local income tax or FICA tax as a result of the exercise of the Option, as a condition to the exercise of the Option, the Optionee or the Optionee’s representative will make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.
     7. Nontransferability of Option. The Option shall not be transferable other than by will or the laws of descent or distribution and shall be exercisable, during Optionee’s lifetime, only by Optionee.
     8. Restrictions Imposed by Law. Notwithstanding any other provision of this Agreement, Optionee agrees that Optionee shall not exercise the Option and that the Corporation will not be obligated to deliver any shares of Common Stock or make any cash payment if counsel to the Corporation determines that such exercise, delivery or payment would violate any law or regulation of any governmental authority or any agreement between the Corporation and any national securities exchange or other market upon which the Common Stock is listed. The Corporation shall in no event be obligated to take any affirmative action in order to cause the exercise of the Option or the resulting delivery of shares of Common Stock or other payment to comply with any law or regulation of any governmental authority.
     9. Shareholder Approval. The Plan was approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation at the annual meeting of shareholders held on May 16, 2006.
     10. No Right to Continued Employment or Services. This grant shall not confer upon the Optionee any right with respect to continuance of employment or other position by the Corporation or any Subsidiary, nor shall it interfere in any way with the right of the Corporation or any Subsidiary to terminate such employment or position at any time.
     11. Miscellaneous.
          (a) Entire Agreement. This Agreement and the Plan together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and there have been and are no restrictions, promises, agreements or covenants between the parties other than those set forth or provided for herein.

          (b) Amendment or Modification. No term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which or whom the enforcement of the amendment, modification or supplement is sought.
          (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          (d) Governing Law. This Agreement shall be governed by the internal laws of the State of Wisconsin as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.
          (e) Provisions Consistent with Plan. This Agreement is intended to be construed to be consistent with, and is subject to, all applicable provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall prevail.
          (f) Addresses. All notices or statements required to be given to either party hereto shall be in writing and shall be personally delivered or sent, in the case of the Corporation, to its principal business office and, in the case of Optionee, to Optionee’s address as is shown on the records of the Corporation or to such address as Optionee designates in writing. Notice of any change of address shall be sent to the other party by registered or certified mail. It shall be conclusively presumed that any notice or statement properly addressed and mailed bearing the required postage stamps has been delivered to the party to which it is addressed.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed, and the Optionee has executed this Agreement, all as of the day and year first above written.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

By:
Title:
     The undersigned Optionee hereby accepts the Option granted hereunder and designates                                                              as the beneficiary to whom the Option may be transferred in the event of my death. I understand that the foregoing designation may be revoked by me in writing at any time and that if no designation is in effect at the time of my death the Option shall be transferred to my estate.

OPTIONEE:

ACKNOWLEDGMENT
     The undersigned, spouse of Optionee, declares that he/she takes notice of all of the terms and conditions (including, but not limited to the restrictions on disposition of Option Shares) of the foregoing Agreement between the Corporation and the Optionee and that he/she will comply with all of the terms of the Agreement to the full extent of any interests that he/she may have in the Option Shares.

Dated:	Signature